UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

August 31, 2018

Date of Report (Date of earliest event reported)

SANMINA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-21272	77-0228183
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 North First Street

San Jose, California 95134

(Address of principal executive offices)

(408) 964-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2) of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On August 31, 2018, Sanmina Corporation (the “Company”) announced that Robert K. Eulau, Chief Executive Officer and a member of the Company’s Board of Directors, has resigned from his positions with the Company. The Board of Directors has unanimously voted to appoint Michael Clarke as Chief Executive Officer, effective October 1, 2018.  Mr. Eulau’s resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The press release announcing these changes is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Mr. Clarke, 63, has served as a director of the Company since December 2013. From December 2011 through July 2016, Mr. Clarke was a member of the Board of Directors, President and Chief Executive Officer of Nortek, Inc., a leading global manufacturer of innovative, branded air management, security and technology products for home and work environments. From 2005 until joining Nortek, Mr. Clarke served as Group President of Integrated Network Solutions of Flex Ltd., a publicly traded provider of design and electronics manufacturing services to original equipment manufacturers.

ITEM 7.01 REGULATION FD DISCLOSURE

On August 31, 2018, the Company issued a press release reaffirming its outlook for revenue and earnings per share for its fiscal fourth quarter ending September 29, 2018. The press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)   Exhibits.

Exhibit No	Description

Exhibit 99.1	Press Release issued by Sanmina Corporation on August 31, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SANMINA CORPORATION

	By:	/s/ David Anderson
David Anderson
Executive Vice President and Chief Financial Officer

Date: August 31, 2018